Exhibit 10.1

REINSURANCE GROUP OF AMERICA, INCORPORATED

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose.

The purpose of this Reinsurance Group of America, Incorporated Amended and Restated Employee Stock Purchase Plan (the “Plan”) is to provide employees of Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and its Designated Subsidiaries with an opportunity to purchase shares of Common Stock through accumulated Contributions funded by elective payroll deductions and to issue additional shares of Common Stock as a matching contribution by the Company pursuant to the terms of this Plan, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interest between the employees and shareholders of the Company. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Section 2. Definitions.

“Administrator” means the Human Capital and Compensation Committee of the Board (or any successor committee) or such other committee as designated by the Board to administer the Plan under Section 14.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of the New York Stock Exchange, and the applicable laws of any foreign country or jurisdiction where Purchase Rights are, or will be, granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

“Common Stock” means the common stock of the Company, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

“Company” has the meaning set forth in Section 1, and shall include any successor corporation.

“Compensation” means an Eligible Employee’s base salary or base hourly rate of pay before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan and salary reduction contributions to a cafeteria plan under Section 125 of the Code, but excluding commissions, overtime, incentive compensation, bonuses and other forms of compensation; provided, however, that the Administrator, in its discretion, may establish a different definition of Compensation for any Offering or Offering Period.

“Contribution” means the Stock Purchase Deductions and any other payments that the Administrator may permit to be made by a Participant to fund the exercise of the Purchase Rights granted pursuant to the Plan.

“Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

“Eligible Employee” means any person who is employed by the Company or any Designated Subsidiary as of an applicable Enrollment Date, excluding (i) any person who is an “officer” as defined in Rule 16a-1(f) (or any successor provision) of the Company under the Exchange Act, (ii) any person who is a citizen or resident of a non-U.S. jurisdiction in which the grant of a Purchase Right under the Plan would violate the law of such jurisdiction, (iii) any temporary or leased employees, interns, and employees on a leave of absence who are not being compensated through regular payroll, unless otherwise required by applicable law, and (iv) any employees whose participation is precluded under Company policies, practices or guidelines or applicable laws, rules or regulations, as determined by the Administrator from time to time.

“Employer” means the Company and each Designated Subsidiary.

“Enrollment Date” means the first day of each Offering Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Fair Market Value” means, on a per share basis as of any date, the closing trading price of the Common Stock on the New York Stock Exchange or, if no sales of Common Stock are reported for such date, on the next preceding trading day for which a sale was reported. If there is no established public trading market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

“Fixed Contribution Amount” means, if permitted by the Administrator, a fixed amount of each payment of Compensation to a Participant during an Offering Period (in whole dollars only) that the Participant elects as Stock Purchase Deductions for such Offering Period not exceeding 10% of each such payment of Compensation.

“Insider Trading Policy” means the Company’s Insider Trading Policy, as may be amended and/or amended and restated from time to time.

“Matching Percentage” means twenty-five percent (25%), or such lower percentage as the Administrator may specify and communicate to Participants prior to the Enrollment Date for any Offering Period to which such modification shall apply.

“Matching Common Stock”, with respect to a Participant on a Purchase Date, means a number of shares of Common Stock (including fractional shares, unless otherwise provided by the Plan Administrator) equal to the product of (i) the Matching Percentage, multiplied by (ii) the number of shares of Common Stock purchased by the Participant upon the exercise of a Purchase Right on a Purchase Date.

“Maximum Contribution Amount” means, with respect to all Contributions by a Participant under the Plan during a Plan Year, fifteen thousand dollars ($15,000) in the aggregate, or such other amount determined by the Administrator; provided, however, that in no event will the Maximum Contribution Amount for any Participant during any Plan Year exceed 10% of the Compensation payable to such Participant during such Plan Year.

“New Purchase Date” means the newly applicable Purchase Date resulting from the Administrator’s determination to shorten any Offering Period then in progress pursuant to the terms of this Plan.

“Offering” means an offer under the Plan of a Purchase Right that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate.

“Offering Period” means each six (6) month period (or such other period specified by the Administrator) beginning on or after the Effective Date, with respect to which a Purchase Right granted pursuant to the Plan may be funded through Stock Purchase Deductions (and other Contributions permitted by the Plan). The duration and timing of Offering Periods may be modified as provided in the Plan, including pursuant to Section 4. Offering Periods shall be communicated to Eligible Employees as determined by the Administrator.

“Parent” means the entity that owns greater than fifty percent (50%) of the aggregate voting interests in a Subsidiary.

“Participant” means an Eligible Employee who elects to participate in the Plan.

“Percentage Contribution Amount” means a percentage, that shall be no less than two percent (2%), and no greater than ten percent (10%), of each payment of Compensation to a Participant during an Offering Period that the Participant elects as Stock Purchase Deductions for such Offering Period.

“Plan Year” means each calendar year during which the Plan is in effect.

“Purchase Date” means the last Trading Day of each Offering Period, or such earlier date as determined by the Administrator in accordance with the terms of this Plan.

“Purchase Price” means an amount equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Purchase Date.

“Purchase Right” means an option granted pursuant to Section 7 of the Plan entitling a Participant to purchase shares of Common Stock in accordance with the terms of the Plan.

“Restricted Period” means, with respect to any Matching Common Stock, the one (1) year period beginning on a Purchase Date with respect to which such Matching Common Stock is granted (or such shorter period determined by the Administrator in its sole discretion and communicated to Participants in accordance with procedures established by the Administrator).

“Retirement” means a Participant’s termination of employment with the Company after the Participant has attained a combination of age and years of service that equals at least 65; provided that, (A) the Participant has been employed by the Company for at least five years and (B) the maximum number of years of service credited for purposes of this calculation shall be ten.

“Section 409A” means Section 409A of the Code, and the regulations and guidance of general applicability issued thereunder.

“Share Reserve” has the meaning set forth in Section 13.

“Subsidiary” means any present or future corporation, trust, partnership, limited partnership, limited liability company or other entity, of which the Company or another Subsidiary owns greater than fifty percent (50%) of the aggregate voting interests in such entity.

“Stock Purchase Deduction” means an amount withheld from Compensation that has been authorized by a Participant to pay for the purchase of Common Stock in accordance with this Plan; provided, however, that no Stock Purchase Deduction (or portion thereof) shall be made to the extent that such amount would result in aggregate Contributions in respect of a Participant for the Plan Year exceeding the aggregate Maximum Contribution Amount.

“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a national stock exchange, a business day as determined by the Administrator.

Section 3. Eligibility.

(a) Any Eligible Employee as of an applicable Enrollment Date will be eligible to participate in the Plan with respect to the related Offering Period, subject to complying with the enrollment procedures set forth in Section 5.

(b) Employees of the Company or any Designated Subsidiary who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens or residents of the United States) may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable non-U.S. jurisdiction. In addition, pursuant to Section 14, the Administrator may establish one or more sub-plans of the Plan to provide benefits to employees of Designated Subsidiaries located outside the United States in a manner that complies with Applicable Law, and the rules of any such sub-plan may take precedence over other provisions of this Plan with respect to such sub-plan (with the exception of Section 13 of this Plan), provided that unless superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Any such sub-plan will be a component of the Plan and will not be a separate plan.

Section 4. Offering Periods.

The Plan will be implemented by using consecutive Offering Periods with a new Offering Period commencing on the first Trading Day following the end of the preceding Offering Period, or at such other time as determined by the Administrator, and continuing thereafter until terminated in accordance with Section 19 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) without shareholder approval.

Section 5. Participation.

Subject to Section 28, an Eligible Employee may participate in the Plan by, at least ten (10) business days (or such other period determined by the Administrator) prior to the Enrollment Date for the Offering Period for which such participation will commence, (i) submitting to the Company, a properly completed subscription agreement authorizing Stock Purchase Deductions in the form approved by the Administrator from time to time, and/or (ii) completing such documentation and following such procedures as prescribed by the Administrator. Except as otherwise determined by the Administrator, following such time that a Participant has elected to participate in this Plan for any Offering Period as set forth above, unless and until (i) such Participant has withdrawn any Contributions from the Plan in accordance with Section 10 or has withdrawn from the Plan pursuant to Section 11, or (ii) such Participant has made any change to the Stock Purchase Deductions of such Participant pursuant to Section 6(b), such Participant, without any further action of such Participant, shall be deemed to have elected to continue to participate in future Offering Periods at the then existing contribution level of such Participant.

Section 6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, the Participant will elect to have Stock Purchase Deductions made during the Offering Period by authorizing the after-tax withholding from each payment of Compensation during the Offering Period of (i) the Percentage Contribution Amount, or (ii) if the Administrator has provided for a Fixed Contribution Amount, the Fixed Contribution Amount (but not both); provided, however, that should a payment of Compensation occur on a Purchase Date, the Participant will have any Stock Purchase Deductions made on such day applied to his or her notional account for the subsequent Offering Period. Notwithstanding anything contained herein to the contrary, in no event will the Stock Purchase Deductions (whether attributable to Percentage Contribution Amounts, Fixed Contribution Amounts, or both), together with any other Contributions pursuant to Section 6(c) below, of any Participant exceed the Maximum Contribution Amount for such Participant for any Plan Year.

(b) To the extent permitted by Applicable Laws, and except as set forth in Section 28 or otherwise determined by the Administrator, a Participant may (i) cease participating in the Plan for an Offering Period and cause further Contributions during such Offering Period to cease, or (ii) decrease, but not increase, such Participant’s Stock Purchase Deductions for an Offering Period during such Offering Period, in each case, by completing such documentation and following such procedures at such time in advance of the Purchase Date as the Administrator shall prescribe; provided, that a Participant shall not take any such actions more than once during any Offering Period. Unless otherwise determined by the Administrator, a Participant may not (x) change an election for a Percentage Contribution Amount applicable to an Offering Period to a Fixed Contribution Amount election for such Offering Period (or vice versa), or (y) make any other change to such Participant’s Stock Purchase Deductions for an Offering Period, in either case while such Offering Period is ongoing. A Participant who ceases Stock Purchase Deductions during an Offering Period may not make additional Stock Purchase Deductions to the Plan during that Offering Period, provided that, unless otherwise determined by the Administrator, Stock Purchase Deductions shall continue with respect to such Participant consistent with the Participant’s elections in place at the beginning of such Offering Period for subsequent Offering Periods, except as otherwise provided in Section 5. Any funds remaining in the Participant’s notional account on the Purchase Date shall be used to exercise the Purchase Right pursuant to Section 8 below. In addition, a Participant may increase or decrease the rate of Stock Purchase Deductions for a future Offering Period by, at least ten (10) business days (or such other period determined by the Administrator) prior to the Enrollment Date for such future Offering Period, completing such documentation and following such procedures as prescribed by the Administrator.

(c) The Administrator, in its sole discretion, may permit Participants to contribute funds to the Plan prior to the Purchase Date of any Offering Period as an additional Contribution subject to such procedures and conditions determined by the Administrator.

(d) Stock Purchase Deductions of a Participant for an Offering Period will commence with the first payment of Compensation on or following the Enrollment Date and will end on the last payment of Compensation prior to the Purchase Date thereof, unless such Participant has ceased Stock Purchase Deductions during such Offering Period in accordance with Section 6, has withdrawn any Contributions from the Plan during such Offering Period in accordance with Section 10, or has withdrawn from the Plan pursuant to Section 11.

(e) All Contributions made for a Participant will be credited to his or her notional account under the Plan.

(f) Participants must make adequate provision for the Employer’s U.S. federal, state or local, or non-U.S. tax or other withholding obligations, if any, arising upon the exercise of the Purchase Right, the receipt of Common Stock from the Company or the vesting of any Matching Common Stock (including as a result of the provisions in respect of Retirement set forth herein). For the purpose of enabling the Employer to satisfy any such withholding obligations, the Administrator may, in its sole discretion, (i) require that a Participant pay to the Employer (or make other arrangements satisfactory to the Administrator for the payment of) the amount of any U.S. federal, state or local, non-U.S. or other taxes that the Employer is required to withhold with respect to the purchase of Common Stock or the vesting of any Matching Common Stock issued under the Plan, (ii) direct the Employer to deduct from the Participant’s wages or other compensation the amount of any such withholding taxes due with respect to such purchase or vesting, or (iii) permit, or permit a Participant to elect, the Company to withhold shares of Common Stock (including Matching Common Stock) otherwise deliverable to such Participant.

Section 7. Grant of Purchase Rights.

On the Enrollment Date, each Participant participating in the applicable Offering Period will be granted an option to purchase on the applicable Purchase Date the number of shares of Common Stock (including fractional shares, unless otherwise provided by the Administrator) determined by dividing (a) the Contributions accumulated for the Participant prior to the Purchase Date and retained in the Participant’s notional account as of the Purchase Date (including amounts retained from prior Offering Periods in accordance with the Plan), by (b) the applicable Purchase Price for the Offering Period; provided, further, that such purchase will be subject to the limitations set forth in the Plan. Exercise of the Purchase Right will occur in accordance with Section 8. The Purchase Right will expire on the last day of the Offering Period.

Section 8. Exercise of Purchase Right.

(a) Unless a Participant has withdrawn all of such Participant’s Contributions pursuant to Section 10 or has withdrawn from the Plan pursuant to Section 11, the Participant’s Purchase Right will be exercised automatically on the Purchase Date, and, in connection with such exercise, on the Purchase Date (i) the maximum number of shares of Common Stock (including fractional shares to the extent provided in Section 7, unless otherwise provided by the Administrator) that can be purchased pursuant to the Purchase Right will be purchased automatically, and (ii) the Matching Common Stock shall be granted automatically subject to a risk of forfeiture as provided in Section 9(b). Unless otherwise provided by the Administrator, any Contributions accumulated in a Participant’s notional account at the end of an Offering Period (including if Administrator has determined not to permit the purchase of fractional shares as provided in the first sentence of this Section 8(a)) will be retained in the Participant’s notional account for the subsequent Offering Period. During a Participant’s lifetime, the Purchase Rights granted to the Participant are exercisable only by the Participant.

(b) If the Administrator determines that on any Purchase Date, the number of shares of Common Stock (including Matching Common Stock) that are issuable with respect to the exercise of Purchase Rights on such Purchase Date will exceed (i) the number of shares of Common Stock available for issuance under the Plan on the Enrollment Date, or (ii) the number of shares of Common Stock available under the Plan on such Purchase Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase (and available for issuance as Matching Common Stock) on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as the Administrator determines in its sole discretion to be equitable among all Participants exercising Purchase Rights on such Purchase Date, and continue all Offering Periods then in effect, or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase (or available for issuance as Matching Common Stock) on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as it determines in its sole discretion to be equitable among all Participants exercising Purchase Rights on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.

Section 9. Delivery; Vesting of Matching Common Stock.

(a) As soon as reasonably practicable on or after each Purchase Date on which any shares of Common Stock are to be issued pursuant to this Plan, subject to Section 9(b) below with respect to Matching Common Stock, the Company will arrange the delivery to each Participant of the shares issued to such Participant upon exercise of his or her Purchase Rights in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. In addition, the Administrator may establish other necessary procedures in connection therewith, including to implement the transfer restrictions with respect to the Matching Common Stock set forth in Section 9(b) below. Subject to Section 9(b) below, no Participant will have any voting, dividend, or other rights of a shareholder with respect to shares of Common Stock subject to any Purchase Right granted under the Plan until such shares have been issued and delivered to the Participant as provided in this Section 9(a).

(b) Unless otherwise determined by the Administrator, no Matching Common Stock may be assigned, transferred, pledged or otherwise disposed of by any Participant during the applicable Restricted Period. In addition, except as otherwise provided in Section 11(b), or unless otherwise determined by the Administrator, in the event a Participant ceases to be an employee of the Company or its Subsidiaries at any time during a Restricted Period, the Matching Common

Stock in respect of such Restricted Period shall be forfeited back to the Company concurrently with such termination of employment without any consideration and without further action by the Company or the Participant, and the Participant shall have no further rights with respect thereto. No Participant shall have any voting, dividend, or other rights as a shareholder with respect to the Matching Common Stock until such shares have been delivered to the Participant upon termination the applicable Restricted Period. Notwithstanding the foregoing, in the event a dividend is paid in respect of any Matching Common Stock during the Restricted Period, the dividends that a Participant would have received on account of such Matching Common Stock during the Restricted Period shall be accumulated and paid to the Participant only if and at such time that the risk of forfeiture thereon lapses and the Matching Common Stock is released to the Participant free of such restrictions.

Section 10. Withdrawal.

Subject to Section 28, a Participant may withdraw, at any time, any portion of the Contributions credited to such Participant’s notional account that have not yet been used to exercise Purchase Rights under the Plan by submitting such documentation to the Company and following such procedures as prescribed by the Administrator; provided, however, that, unless otherwise determined by the Administrator, a Participant may not make more than one such withdrawal request during any Offering Period. In the event that a Participant elects to withdraw Contributions in accordance with the preceding sentence, (a) the amount of such Contributions the Participant has elected to withdraw will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, (b) such Participant’s Purchase Right for the Offering Period will be automatically terminated with respect to the withdrawn Contributions, and (c) no further Contributions shall be made by such Participant for the Offering Period in which such withdrawal occurs. If a Participant withdraws from the Plan, Stock Purchase Deductions will not resume for such Participant for any further Offering Periods unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

Section 11. Termination of Employment; Retirement.

(a) Upon a Participant’s failure to qualify as an Eligible Employee for any reason (including in connection with any Retirement), such Participant will be deemed to have elected to withdraw from the Plan as of the date of such failure, and the Contributions credited to such Participant’s notional account during the Offering Period in which such failure occurs, but not yet used to purchase shares of Common Stock under the Plan, will be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 15, and all of such Participant’s unexercised Purchase Rights will be automatically thereupon be terminated.

(b) Notwithstanding anything contained herein to the contrary, if a Participant ceases to be employed by the Company or its Subsidiaries due to Retirement at any time during the Restricted Period with respect to any Matching Common Stock held by the Participant, the Matching Common Stock held by such Participant in respect of such Restricted Period shall not be forfeited, and the Restricted Period with respect to such Matching Common Stock will continue in effect and thereafter expire in accordance with the definition thereof.

Section 12. Interest.

Unless otherwise determined by the Administrator, no interest will accrue on the Contributions of a Participant in the Plan, except as may be required by Applicable Law as determined by the Administrator.

Section 13. Common Stock.

Subject to adjustment upon changes in capitalization of the Company as provided in Section 18(a) hereof, the maximum number of shares of Common Stock that may be issued under the Plan (the “Share Reserve”) shall equal the sum of (a) 300,000 shares of Common Stock newly authorized as of the Effective Date, plus (b) 100,000 shares of Common Stock that were authorized under the Original Plan prior to the Effective Date to the extent such shares have not yet been issued (or again become available for issuance hereunder) as of the Effective Date, without any annual limit. If any shares of Matching Common Stock are forfeited by a Participant pursuant to Section 9(b), or if any shares of Common Stock are withheld in satisfaction of the Employer’s withholding obligations pursuant to Section 6(f), such shares shall again be available for issuance under the Plan.

Section 14. Administration.

The Plan shall be administered by the Administrator. Any power granted to the Administrator under the Plan may also be exercised by the Board. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans in accordance with Section 3(b) of this Plan as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are foreign nationals or employed outside the United States). Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the eligibility to participate, determination of Compensation, handling of Contributions, transfer of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, satisfaction of obligations to pay or withhold payroll and other taxes, determination and processing of beneficiary designations, withholding procedures and handling of delivery of shares of Common Stock that vary from applicable local requirements. To the fullest extent permitted by Applicable Law, the Administrator may also delegate some or all of its responsibilities, including the authority to assist the Administrator in the day-to-day administration of the Plan, to any officers of the Company or its Subsidiaries or a subcommittee of the Administrator, and, to the extent there has been any such delegation, any reference in the Plan to the Administrator shall include such delegate of the Administrator. In addition, the Administrator shall be entitled to retain any third-party broker-dealer, financial institution, clearing agent, transfer agent or other agent to perform any functions in connection with the Plan as deemed appropriate by the Administrator. Every finding, decision and determination made by the Administrator will, to the fullest extent permitted by Applicable Laws, be final and binding upon all parties.

Section 15. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s notional account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Purchase Right is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may designate a beneficiary who is to receive any cash from the Participant’s notional account under the Plan in the event of such Participant’s death prior to exercise of the Purchase Right. Unless otherwise determined by the Administrator, if a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or to such other person as may be designated by the Administrator in accordance with Applicable Law.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.

Section 16. Transferability.

Neither Contributions credited to a Participant’s notional account nor any rights with regard to the exercise of a Purchase Right or otherwise to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be null and void and without effect, except that the Company may treat any such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

Section 17. Use of Funds.

The Company may use all funds held as Stock Purchase Deductions and other Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings in which applicable local law requires that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.

Section 18. Adjustments, Dissolution, Liquidation, Merger or Other Corporate Transaction.

(a) In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property, but excluding normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in any such manner as it deems equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each Purchase Right under the Plan that has not yet been exercised, and the amount of the Share Reserve pursuant to Section 13.

(b) In the event of any proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Purchase Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Administrator. The New Purchase Date shall be prior to the date of the Company’s proposed dissolution or liquidation. Prior to the New Purchase Date, the Administrator will notify each Participant in writing (or electronically) that the Purchase Date for the Participant’s Purchase Right has been changed to the New Purchase Date and that the Participant’s Purchase Right will be exercised automatically on the New Purchase Date, unless prior to such date such Participant has withdrawn all of the Contributions of such Participant pursuant to Section 10 or has withdrawn from the Plan pursuant to Section 11.

(c) In the event of a merger, sale of substantially all of the assets or other similar corporate transaction involving the Company, each outstanding Purchase Right will be assumed or an equivalent Purchase Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Purchase Right or as otherwise determined by the Administrator, the Offering Period with respect to which such Purchase Right relates will be shortened by setting a New Purchase Date on which such Offering Period shall end. The New Purchase Date will occur before the date of the Company’s proposed merger, substantially all asset sale or other similar corporate transaction. Prior to the New Purchase Date, the Administrator will notify each Participant in writing or electronically that the Purchase Date for the Participant’s Purchase Right has been changed to the New Purchase Date and that the Participant’s Purchase Right will be exercised automatically on the New Purchase Date, unless prior to such date such Participant has withdrawn all of its contributions pursuant to Section 10 or has withdrawn from the Plan pursuant to Section 11.

Section 19. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, alter, suspend, discontinue, or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that this Plan may not be amended without approval of the Company’s shareholders if such approval is necessary to comply with any Applicable Laws (including the rules of the New York Stock Exchange) for which or with which the Administrator deems it necessary or desirable to comply. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon exercise of the Purchase Rights on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms. If any Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ notional accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12) as soon as administratively practicable.

(b) For the avoidance of doubt, and without the approval of the Company’s shareholders and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) Without the approval of the Company’s shareholders and without regard to whether any Participant rights may be considered to have been adversely affected, in the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to mitigate, eliminate or otherwise address such accounting consequence.

Section 20. Code Section 409A.

Neither the grant of any Purchase Rights nor the grant and vesting of any Matching Common Stock are intended to constitute a “deferral of compensation” within the meaning of Section 409A on account of the Plan being a short-term deferral within the meaning of U.S. Treasury Regulation Section 1.409A-1(b)(4), and any ambiguities herein shall be interpreted to so that the Plan is not subject to Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that a Purchase Right granted under the Plan may be subject to Section 409A or that any Plan provision would cause a Purchase Right under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding Purchase Right granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding or future Purchase Right that may be granted under the Plan from or to allow any such Purchase Rights to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A or Applicable Law. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall have any liability to a Participant or any other party if the Purchase Rights granted pursuant to the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the Purchase Rights granted pursuant to the Plan are compliant with Section 409A.

Section 21. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 22. Conditions Upon Issuance of Shares.

(a) Shares of Common Stock will not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares pursuant thereto will comply with all Applicable Law. The Company may, if so determined by the Administrator, defer or cancel the issuance or delivery of shares of Common Stock pursuant to this Plan or take other actions the Administrator deems appropriate to the extent that the Administrator determines that Applicable Laws restricts such issuance or delivery.

(b) As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Law.

Section 23. Term of Plan.

The Plan will become effective on May 20, 2026 (the “Effective Date”), provided that the Plan has been approved by the shareholders of the Company as of such date. Subject to such shareholder approval, this Plan will amend and restate the Reinsurance Group of America, Incorporated Employee Stock Purchase Plan which became effective on May 22, 2024 (the “Original Plan”), in its entirety. Once effective, the Plan will continue in effect until terminated pursuant to Section 19.

Section 24. Governing Law.

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Missouri.

Section 25. Severability.

If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

Section 26. Interpretation.

Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

Section 27. No Contract of Employment.

Nothing in this Plan shall be construed to constitute a contract of employment between Employer and any individual or to be an inducement for the employment of any individual. Nothing contained in this Plan shall be deemed to give any individual the right to be retained in the service of Employer or to interfere with the right of Employer to discharge any individual at any time, with or without cause, regardless of the effect which such discharge may have upon any such individual as a Participant of the Plan.

Section 28. Insider Trading Policy.

All Eligible Employees and Participants remain subject to the Insider Trading Policy at all times. Notwithstanding any other provision in this Plan, no Eligible Employee may enroll in the Plan and no Participant may (a) cease participating in the Plan for an Offering Period, and cause further Contributions during such Offering Period to cease, (b) decrease the Percentage Contribution Amount or (c) withdraw Contributions, while aware of material, non-public information (as described in the Insider Trading Policy). The Administrator may prohibit any such action by any such Eligible Employee or Participant to the extent the Administrator, in its sole discretion, believes such action is necessary to cause such Eligible Employee or Participant to comply with the Insider Trading Policy.